UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

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UPEXI, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-40535	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3030 N. Rocky Point Drive, Suite 420

Tampa, FL 33607

(Address of Principal Executive Offices) (Zip Code)

(727) 287-2800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	UPXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.; Change in Fiscal Year.

As previously disclosed, at the June 16, 2025 special meeting of the shareholders of Upexi, Inc. (the “Company”), the shareholders approved the increase (the “Amendment”) of the number of authorized shares of the Company’s capital stock to 1,010,000,000 shares, consisting of (i) 1,000,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) 10,000,000 shares of blank check preferred stock, par value $0.00001 per share (the “Preferred Stock”). On January 22, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”), which amended and restated Article V of the Company’s Certificate of Incorporation to increase the Company’s authorized capital stock to 1,010,000,000 shares, consisting of (i) 1,000,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Preferred Stock.

The Certificate of Amendment was approved and adopted by the Company’s board of directors and stockholders in accordance with Section 242 of the Delaware General Corporation Law.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
3.1	Certificate of Amendment to the Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Dated: January 28, 2026	/s/ Andrew J. Norstrud
Name: Andrew J. Norstrud
Title: Chief Financial Officer

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